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                                                                    Exhibit 23.7


                         CONSENT OF SALOMON BROTHERS INC


We hereby consent to the use of our name and to the description of our opinion letter dated October 31, 1997 under the captions "Summary -- The Merger -- Opinion of Financial Advisor", "The Merger -- Opinion of Financial Advisor to the Company", and to the inclusion of such opinion letter as Appendix B to, the Proxy Statement of Oregon Metallurgical Corporation and Prospectus of Allegheny Teledyne Incorporated. By giving such consent we do not thereby admit that we are experts with respect to any part of such Proxy Statement/Prospectus within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                       SALOMON BROTHERS INC



                                       By: /s/WESLEY C. WALRAVEN
                                           ------------------------------
                                            Managing Director